Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Second Quarter and Six Months 2021 Results

OLD BRIDGE, NJ / August 12, 2021 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced its sales and results for the second quarter and six months ended June 30, 2021.

Blonder Tongue Laboratories, Inc. net sales increased $507,000 or 13.2% to $4,338,000 for the second quarter of 2021 from $3,831,000 for the comparable period in 2020. Net income for the three months ended June 30, 2021, was $1,626,000 or $0.11 per diluted share, compared to a net loss of $(1,194,000) or $(0.12) per diluted share for the comparable period in 2020.

Commenting on the second quarter results, Ted Grauch, Blonder Tongue Laboratories’ President and CEO noted, “In Q2 the Company saw several elements of our long-term strategy begin to come together yielding a positive first half in terms of income and net cash provided by operating activities. Our continued multi-year R&D investment in cutting edge digital IP and OTT video products led to significant year on year growth in our Clearview transcoder and NXG IP video processing product lines, helped by new customer wins by both product lines this year. Our expanded network of channel partners and direct service operator customers resulted in broader sources of revenue over the first half that we expect will continue for the foreseeable future. Also helping us along has been a continued steady improvement in the telecommunications and video service provider technology marketplace during the first half compared with the first 9 months of the pandemic in 2020. Our CPE programs are showing a planned reduction in revenue, as we transform those products and associated customer base into a service and fulfillment model. We will be transitioning a majority of future CPE COGS onto our product partners with a goal of greatly increasing the margins and cash-efficiency of those products going forward. Although the hospitality industry has been improving the last few months, it has lagged the recovery of the telecommunications sectors and so we will be working to improve our DOCSIS product line performance in the second half of the year to the extent allowed by hospitality market capital investment improvements. Finally, we are already working hard in the second half with a goal to keep up the momentum created in first half of 2021; expanding our broadband, ISP data delivery and ATSC off-air video related product lines, as well as bringing new technology to modernize a selection of Blonder Tongue headend and central office distribution products, already well-known for decades-long reliability in the field.”

The increase in sales for the second quarter is primarily attributable to an increase in sales of video transcoder products, NXG IP video signal processing products and digital video headend products, offset by a decrease in sales of DOCSIS data products and CPE products. Sales of transcoder products were $1,337,000 and $279,000, NXG products were $470,000 and $285,000, digital video headend products were $968,000 and $745,000, DOCSIS data products were $327,000 and $701,000, and CPE products were $288,000 and $1,026,000 in the second three months of 2021 and 2020, respectively.

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For the six months ended June 30, 2021, net sales decreased $292,000 or 3.7% to $7,589,000 in 2021 from $7,881,000 for the comparable period in 2020. Net income for the six months ended June 30, 2021, was $1,212,000 or $0.08 per diluted share, compared to a net loss of $(3,274,000) or $(0.34) per diluted share for the comparable period in 2020. Net cash provided by operating activities was $126,000 for the first six months of 2021, compared to net cash used in operating activities of $(2,029,000) for the comparable period of 2020.

The decrease in sales for the six months is primarily attributable to a decrease in sales of DOCSIS data products, digital video headend products, HFC distribution products and CPE products, offset by an increase in sales of transcoder products and NXG products. Sales of DOCSIS data products were $355,000 and $1,572,000, digital video headend products were $1,511,000 and $1,802,000, HFC distribution products were $923,000 and $1,170,000, CPE products were $983,000 and $1,672,000, transcoder products were $2,073,000 and $394,000 and NXG products were $891,000 and $481,000 in the first six months of 2021 and 2020, respectively.

The Company expects bookings of transcoder products to remain healthy as market exposure to, and acceptance of those products continues. The Company expects sales of CPE products to continue to trend lower than in prior periods as the Company, consistent with its business plan, transitions those products into a higher margin but lower revenue services, fulfillment, and support business model, and works to promote an expanded array of distribution, content delivery and processing technologies to those service provider customers.

The Company’s primary sources of liquidity have been its existing cash balances, cash generated from operations and amounts available under the MidCap Facility. At June 30, 2021, the Company had $487,000 available under the MidCap Facility.

As disclosed in the Company’s 2020 Annual Report on Form 10-K, last year the Company experienced a decline in sales, a reduction in working capital, a loss from operations and net cash used in operating activities, in conjunction with liquidity constraints. These factors raised substantial doubt about the Company’s ability to continue as a going concern. The above factors still exist. Accordingly, there still exists substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Conference Call Reminder

Details of the live teleconference:

Date: Thursday, August 12, 2021

Time: 11:00 a.m. Eastern Time (10:00 a.m. CT, 8:00 a.m. PT)

Investor Dial-in (US & Canada Toll-Free):  888-506-0062

International: 973-528-0011

Entry Code: 705019

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

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The audio replay will be available under Investor Related Information on the Blonder Tongue Investor Relations webpage.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of telecommunications and cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility, which has been the Company’s home for more than 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, the Company notes that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of the Company’s business include, but are not limited to, those matters discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of the Company’s subsequently-filed Quarterly Reports on Form 10-Q, as may be further updated by any Current Reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, anticipated growth trends in the Company’s business and other characterizations of future events or circumstances are forward-looking statements, including statements regarding the Company’s ability to continue as a going concern and the Company’s ability to maintain the listing of its shares on the NYSE American. Readers also should carefully review the risk factors included in other documents the Company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, or, in the case of other documents referred to herein, the dates of those documents. The Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required under applicable law. The Company’s actual results may differ from the anticipated results or other expectations expressed in these forward-looking statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

Press Contacts:

Bob Gold

Bob Gold & Associates

bob@bobgoldpr.com

(office) 310-320-2010

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© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

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Blonder Tongue Laboratories, Inc.

Condensed Consolidated Summary of Operating Results

(unaudited, in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020

Net sales	$4,338	$3,831	$7,589	$7,881
Gross profit	1,605	1,235	2,990	1,788
Loss from operations	(617)	(1,108)	(1,480)	(3,127)
Net income (loss)	$1,626	$(1,194)	$1,212	$(3,274)
Basic net income (loss) per share	$0.14	$(0.12)	$0.10	$(0.34)
Diluted net income (loss) per share	$0.11	$(0.12)	$0.08	$(0.34)
Basic weighted average shares outstanding	11,984	9,766	11,818	9,766
Diluted weighted average shares outstanding	15,254	9,766	15,186	9,766

Blonder Tongue Laboratories, Inc

Condensed Consolidated Summary Balance Sheets

(in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
Current assets	$7,113	$6,104
Property, plant and equipment, net	648	429
Total assets	11,908	11,130
Current liabilities	5,515	5,534
Long-term liabilities	2,903	4,359
Stockholders’ equity	3,490	1,237

Total liabilities and stockholders’ equity	$11,908	$11,130

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